EXHIBIT 12.1


COMPUTATION OF RATIO OF
EARNINGS TO FIXED CHARGES
(dollars in thousands)

                                                                                                             SIX MONTHS ENDED
                                                              FISCAL YEAR ENDED JANUARY 31,                    JULY 31, 2000
                                            ----------------------------------------------------------------   -------------
   EARNINGS:                                  1996          1997          1998          1999          2000
   ---------                                --------      --------      --------      --------      --------
    EBIT, as reported                       $ 55,604      $115,011      $172,638      $230,304      $271,872      $159,826

    Add:  Portion of lease expense
            attributable to interest           2,516         3,387         5,235         9,005        13,131        12,968
                                            --------      --------      --------      --------      --------      --------
           Adjusted EBIT                      58,120       118,398       177,873       239,309       285,003       172,794
                                            --------      --------      --------      --------      --------      --------


    FIXED CHARGES:
    --------------

    Interest, as reported                     20,086        21,522        29,908        44,988        65,965        40,519

    Add:  Portion of lease expense
            attributable to interest           2,516         3,387         5,235         9,005        13,131        12,968
                                            --------      --------      --------      --------      --------      --------
           Adjusted Fixed Charges             22,602        24,909        35,143        53,993        79,096        53,487
                                            --------      --------      --------      --------      --------      --------


    Ratio of Earnings to Fixed Charges          2.57          4.75          5.06          4.43          3.60          3.23
                                            ========      ========      ========      ========      ========      ========